UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2010

Jazz Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

            3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

                                 (650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 10, 2010, Jazz Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) relating to the issuance and sale of 7,000,000 shares of the Company’s common stock, par value $0.0001 per share. The initial price to the public in this offering is $8.35 per share, and the Underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $8.16 per share. The net proceeds to the Company from this offering are expected to be approximately $56.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2010.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Pharmaceuticals, Inc.

	By:	/s/ Kathryn Falberg

Date: May 11, 2010		Kathryn Falberg
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2010.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).